UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-133004	02-0774841
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐     Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2007, Solera National Bancorp, Inc. (the “Company”) issued a press release announcing that Mr. James Perez Foster, Chairman of the Company, was elevated to Chairman Emeritus and Founder and Mr. Basil Sabbah was named Chairman of the Board of the Company and its wholly-owned subsidiary, Solera National Bank.  Mr. Foster will remain employed by Solera National Bank but will no longer be an Executive Officer of the Company.

Mr. Foster’s employment agreement with the Company will remain in effect without change or modification thereto.

Item 8.01 Other Events.

See Item 5.02(b)(c) of this Report.  On November 21, 2007, the Company issued a press release announcing the appointment of Messrs. Foster and Sabbah to their new positions.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
99.1	Press release, dated November 21, 2007, issued by Solera National Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Date: November 21, 2007	By:	/s/ Robert J. Fenton
Name: Robert J. Fenton
Title: Vice President, Secretary and Treasurer